     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 1998

                                           REGISTRATION STATEMENT NO. 333-45899

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                        POST-EFFECTIVE AMENDMENT NO. 3
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                             MAC-GRAY CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    7215                    04-3361982
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF         CLASSIFICATION CODE)       IDENTIFICATION NO.)
     INCORPORATION OR
      ORGANIZATION)

                                22 WATER STREET
                        CAMBRIDGE, MASSACHUSETTS 02141
                                (617) 492-4040
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)

                          STEWART GRAY MACDONALD, JR.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             MAC-GRAY CORPORATION
                                22 WATER STREET
                        CAMBRIDGE, MASSACHUSETTS 02141
                                (617) 492-4040
 (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
                             STUART M. CABLE, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881
                                (617) 570-1000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the transactions described herein.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-45899

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  In accordance with Section 145 of the DGCL, Article VII of the Mac-Gray Charter provides that no director of Mac-Gray shall be personally liable to Mac-Gray or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Mac-Gray or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Mac-Gray Charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of Mac-Gray shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

  Article V of the Mac-Gray By-laws provides for indemnification by Mac-Gray of its directors and officers and certain non-officer employees under certain circumstances against expenses (including attorneys fees, judgments, penalties, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Mac-Gray unless it is determined that such person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Mac-Gray, and, with respect to criminal actions or proceedings, such person had no reasonable cause to believe his or her conduct was unlawful.

  Mac-Gray has entered into indemnification agreements with each of its directors reflecting the foregoing provisions of the Mac-Gray By-laws and requiring the advancement of expenses in proceedings involving directors in most circumstances and also intends to purchase directors' and officers' insurance to provide additional protections to the directors and officers of Mac-Gray in certain circumstances.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  Certain exhibits indicated below are incorporated by reference to documents of Mac-Gray on file with the Commission. Each exhibit marked by a cross (+) was previously filed as an exhibit to Mac-Gray's Registration Statement on Form S-1 (No. 333-33669) and the number in parentheses following the description of the exhibit refers to the exhibit number in the Form S-1. Each exhibit marked by an asterisk (*) was previously filed as an exhibit to Mac-Gray's Registration Statement on Form S-4 (No. 333-45899).

  (a) Exhibits. The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

  2.1 Agreement and Plan of Merger, dated as of December 22, 1997, by and among Mac-Gray Corporation, MI Acquisition Corp., Intirion Corporation and
       Robert P. Bennett. Pursuant to Item 601(b)(2) of Regulation S-K, the
       Schedules referred to in the Merger Agreement are omitted. The
       Registrant hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request. The Exhibits to the Merger Agreement are included in Appendix A to the Prospectus/Proxy
       Statement, which is a part of this Registration Statement on Form S-4.*
  3.1 Amended and Restated Certificate of Incorporation (3.1).+
  3.2 By-laws (3.2).+
  4.1 Specimen certificate for shares of Common Stock, $.01 par value, of the Registrant (4.1).+
  5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being offered.*
 10.1 Stockholders' Agreement dated as of April 17, 1997 by and among the Registrant and certain stockholders of the Registrant (10.1).+
 10.2 Stockholders' Agreement dated as of June 26, 1997 by and among the Registrant and certain stockholders of the Registrant (10.2).+

 10.3 Agreement and Plan of Merger dated as of April 17, 1997 by and among the Registrant and the other parties named therein (10.3).+
 10.4 Credit Agreement dated April 17, 1997, by and among the Registrant, the other Borrowers (as defined therein), the lenders named therein and State Street Bank and Trust Company, as agent (10.4).+
 10.5 Security Agreement dated as of April 17, 1997 by and among the Registrant, the other Borrowers (as defined therein) and the Banks (as defined therein) (10.5).+
 10.6  Revolving Line of Credit Note dated April 17, 1997 issued by the
        Registrant in favor of the Banks (as defined therein) (10.6).+
 10.7 Pledge Agreement dated as of April 17, 1997 by and among the Registrant and the Banks (as defined therein) (10.7).+
 10.8  Confidentiality and Noncompetition Agreement dated as of September 4,
        1990, as amended on March 25, 1993, by and between the Registrant and Caldwell and Gregory, Inc. (10.8).+
 10.9 Consulting Agreement dated as of April 17, 1997 by and among the Registrant and Jeffrey C. Huenink (10.9).+
 10.10 Noncompetition Agreement dated as of April 17, 1997 by and among Registrant and Jeffrey C. Huenink (10.10).+
 10.11 Form of Noncompetition Agreement between the Registrant and its executive officers (10.11).+
 10.12 Form of Maytag Licensing Agreement for "Red Carpet Service" (10.12).+
 10.13 Form of Maytag Distributorship Agreements (10.13).+
 10.14 Promissory Note dated December 31, 1992 issued by the Registrant in favor of Donald M. Shaw (10.14).+
 10.15 Consulting and Noncompete Agreement dated December 31, 1992 by and between Donald M. Shaw and the Registrant (10.15).+
 10.16 The Registrant's 1997 Stock Option and Incentive Plan (with form of option agreements attached as exhibits) (10.16).+
 10.17 Form of Director Indemnification Agreement between the Registrant and each of its Directors (10.17).+
 10.18 Form of Registration Rights Agreement by and among the Registrant,
        Robert P. Bennett, Gelco Corporation, Eastech II Limited Partnership and Eastech III Limited Partnership.*
 10.19 Form of Escrow Agreement by and among the Registrant, Gelco Corporation,
        Michael Shanahan, the former securityholders of Intirion Corporation and State Street Bank and Trust Company, as escrow agent.*
 10.20 Voting Agreement by and between the Registrant and each of Robert P.
        Bennett, Eastech II Limited Partnership and Eastech III Limited
        Partnership.*
 10.21 Voting Agreement by and between the Registrant and Gelco Corporation.*
 10.22 Form of Noncompetition Agreement by and between the Registrant and Robert P. Bennett.*
 10.23 Distribution Agreement by and between Schlumberger Technologies, Inc.
        and Mac-Gray Services, Inc., dated as of October 27, 1997 (certain portions of this exhibit are being omitted pursuant to a request for confidential treatment).
 10.24 Stock and Asset Purchase Agreement, dated as of March 4, 1998, by and among Mac-Gray Services, Inc., Amerivend Corporation, Amerivend
        Southeast Corporation and Gerald E. Pulver.*
 21.1  Subsidiaries of the Registrant.*
 23.1  Consent of Counsel (included in Exhibit 5.1 hereto).*
 23.2  Consent of Price Waterhouse LLP (Mac-Gray Corporation).*
 23.3  Consent of Price Waterhouse LLP (Intirion Corporation).*
 24.1  Powers of Attorney (contained in the Signature Page to this Registration
        Statement).*
 27.1  Financial Data Schedule.*
 99.1  Form of Proxy.*

ITEM 22. UNDERTAKINGS

  (a) Mac-Gray hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

    (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

    (5) That every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mac-Gray, Mac-Gray has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Mac-Gray in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mac-Gray will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Mac-Gray Corporation has duly cause this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on March 6, 1998.

                                           MAC-GRAY CORPORATION

                                                   /s/ John S. Olbrych
                                           By: ________________________________
                                                     John S. Olbrych
                                               Chief Financial Officer and
                                                        Treasurer

  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURE                         TITLE                 DATE
              ---------                         -----                 ----

                  *                   Chairman, Chief             March 6, 1998
 ____________________________________  Executive Officer and
     Stewart Gray MacDonald, Jr.       Director (Principal
                                       Executive Officer)

                  *                   Executive Vice President    March 6, 1998
 ____________________________________  Mergers and
         Patrick A. Flanagan           Acquisitions, Secretary
                                       and Director

         /s/ John S. Olbrych          Chief Financial Officer     March 6, 1998
 ____________________________________  and Treasurer
           John S. Olbrych             (Principal Financial
                                       and Accounting Officer)

                  *                   Director                    March 6, 1998
 ____________________________________
          Jeffrey C. Huenink

                  *                   Director                    March 6, 1998
 ____________________________________
          Jerry A. Schiller

                  *                   Director                    March 6, 1998
 ____________________________________
            John P. Leydon

                  *                   Director                    March 6, 1998
 ____________________________________
          Eugene B. Doggett

       /s/ John S. Olbrych
*By: ___________________________
         John S. Olbrych
         Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                           DOCUMENT DESCRIPTION
 -------                          --------------------
  2.1    Agreement and Plan of Merger, dated as of December 22, 1997, by and among Mac-Gray Corporation, MI Acquisition Corp., Intirion
          Corporation and Robert P. Bennett. Pursuant to Item 601(b)(2) of
          Regulation S-K, the Schedules referred to in the Merger Agreement are omitted. The Registrant hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request. The
          Exhibits to the Merger Agreement are included in Appendix A to the
          Prospectus/Proxy Statement, which is a part of this Registration
          Statement on Form S-4.*
  3.1    Amended and Restated Certificate of Incorporation (3.1).+
  3.2    By-laws (3.2).+
  4.1    Specimen certificate for shares of Common Stock, $.01 par value, of the Registrant (4.1).+
  5.1    Opinion of Goodwin, Procter & Hoar llp as to the legality of the securities being offered.*
 10.1    Stockholders' Agreement dated as of April 17, 1997 by and among the
          Registrant and certain stockholders of the Registrant (10.1).+
 10.2    Stockholders' Agreement dated as of June 26, 1997 by and among the
          Registrant and certain stockholders of the Registrant (10.2).+
 10.3    Agreement and Plan of Merger dated as of April 17, 1997 by and among the Registrant and the other parties named therein (10.3).+
 10.4    Credit Agreement dated April 17, 1997, by and among the Registrant, the other Borrowers (as defined therein), the lenders named therein and State Street Bank and Trust Company, as agent (10.4).+
 10.5    Security Agreement dated as of April 17, 1997 by and among the
          Registrant, the other Borrowers (as defined therein) and the Banks
          (as defined therein) (10.5).+
 10.6    Revolving Line of Credit Note dated April 17, 1997 issued by the
          Registrant in favor of the Banks (as defined therein) (10.6).+
 10.7    Pledge Agreement dated as of April 17, 1997 by and among the
          Registrant and the Banks (as defined therein) (10.7).+
 10.8    Confidentiality and Noncompetition Agreement dated as of September 4,
          1990, as amended on March 25, 1993, by and between the Registrant and
          Caldwell and Gregory, Inc. (10.8).+
 10.9    Consulting Agreement dated as of April 17, 1997 by and among the
          Registrant and Jeffrey C. Huenink (10.9).+
 10.10   Noncompetition Agreement dated as of April 17, 1997 by and among
          Registrant and Jeffrey C. Huenink (10.10).+
 10.11   Form of Noncompetition Agreement between the Registrant and its executive officers (10.11).+
 10.12   Form of Maytag Licensing Agreement for "Red Carpet Service" (10.12).+
 10.13   Form of Maytag Distributorship Agreements (10.13).+
 10.14   Promissory Note dated December 31, 1992 issued by the Registrant in favor of Donald M. Shaw (10.14).+
 10.15   Consulting and Noncompete Agreement dated December 31, 1992 by and between Donald M. Shaw and the Registrant (10.15).+
 10.16   The Registrant's 1997 Stock Option and Incentive Plan (with form of option agreements attached as exhibits) (10.16).+
 10.17   Form of Director Indemnification Agreement between the Registrant and each of its Directors (10.17).+

 10.18 Form of Registration Rights Agreement by and among the Registrant,
        Robert P. Bennett, Gelco Corporation, Eastech II Limited Partnership and Eastech III Limited Partnership.*
 10.19 Form of Escrow Agreement by and among the Registrant, Gelco Corporation,
        Michael Shanahan, the former securityholders of Intirion Corporation and State Street Bank and Trust Company, as escrow agent.*
 10.20 Voting Agreement by and between the Registrant and each of Robert P.
        Bennett, Eastech II Limited Partnership and Eastech III Limited
        Partnership.*
 10.21 Voting Agreement by and between the Registrant and Gelco Corporation.*
 10.22 Form of Noncompetition Agreement by and between the Registrant and Robert P. Bennett.*
 10.23 Distribution Agreement by and between Schlumberger Technologies, Inc.
        and Mac-Gray Services, Inc., dated as of October 27, 1997 (certain portions of this exhibit are being omitted pursuant to a request for confidential treatment).
 10.24 Stock and Asset Purchase Agreement, dated as of March 4, 1998, by and among Mac-Gray Services, Inc., Amerivend Corporation, Amerivend
        Southeast Corporation and Gerald E. Pulver.*
 21.1  Subsidiaries of the Registrant.*
 23.1  Consent of Counsel (included in Exhibit 5.1 hereto).*
 23.2  Consent of Price Waterhouse LLP (Mac-Gray Corporation).*
 23.3  Consent of Price Waterhouse LLP (Intirion Corporation).*
 24.1  Powers of Attorney (contained in the Signature Page to this Registration
        Statement).*
 27.1  Financial Data Schedule.*
 99.1  Form of Proxy.*

+ Previously filed as an exhibit to Mac-Gray's Registration Statement on Form S-1 (No. 333-33669) and incorporated by reference herein. The number in parentheses following the description of the exhibit refers to the exhibit number in the Form S-1.
* Previously filed as an exhibit to Mac-Gray's Registration Statement on Form S-4 (No. 333-45899) and incorporated by reference herein.